As filed with the Securities and Exchange Commission on July 29, 2005 Registration No. 333-_____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                      FISHER SCIENTIFIC INTERNATIONAL INC.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                       02-0451017
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                              --------------------
                                  LIBERTY LANE
                          HAMPTON, NEW HAMPSHIRE 03842
                                 (603) 926-5911
               (Address of Principal Executive Offices) (Zip Code)
                              --------------------
                         2005 EQUITY AND INCENTIVE PLAN
                            (Full Title of the Plan)
                              --------------------
                              MARK D. ROELLIG, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                      FISHER SCIENTIFIC INTERNATIONAL INC.
                                  LIBERTY LANE
                          HAMPTON, NEW HAMPSHIRE 03842
                                 (603) 926-5911

 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)
                              --------------------
                                    Copy To:

                               RALPH ARDITI, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                FOUR TIMES SQUARE
                               NEW YORK, NY 10036
                                 (212) 735-3860
                              --------------------

                         CALCULATION OF REGISTRATION FEE

                                        Proposed Maximum   Proposed Maximum     Amount of
 Title of Securities     Amount to be    Offering Price   Aggregate Offering  Registration
 to be Registered       Registered (1)      Per Share           Price             Fee
----------------------  --------------  ----------------  ------------------  --------------
Common Stock, par
value $.01 per share:
Shares available for
future grants under
the Plan                 7,250,000      $       66.88 (2) $   484,880,000 (2) $       57,071

(1) Pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers additional shares that may become issuable under the Plan (as defined below) by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) The estimated exercise price of $66.88 per share was computed in accordance with Rule 457 (c) under the Securities Act by averaging the high and low sales prices of Fisher Scientific International Inc. Common Stock as quoted on The New York Stock Exchange on July 28, 2005.

                                EXPLANATORY NOTE

      This registration statement registers shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Fisher Scientific International Inc., a Delaware corporation (the "Company"), issuable under the Fisher Scientific International Inc. 2005 Equity and Incentive Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the Plan, covered by this Registration Statement, in accordance with Form S-8 and Rule 428 (b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents filed with the Commission by the Company, pursuant to the Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement; provided, however, that the Company is not incorporating any information furnished under either Item 2.02 or Item
7.01 of any Current Report on Form 8-K:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on March 16, 2005;

      (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the Commission on May 10, 2005;

      (c) The Company's Amended Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed with the Commission on March 16, 2005;

      (d) The Company's Current Reports on Form 8-K filed with the Commission on February 9, 2005; March 9, 2005; March 11, 2005; March 14, 2005; May 2, 2005;
June 10, 2005; June 28, 2005; July 12, 2005 and July 21, 2005; and

      (e) The description of the Company's Common Stock, par value $.01 per share contained in the Company's Form 8-A filed with the Commission on November 7, 1991.

      All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission.

      Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration

Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the 2005 Equity and Incentive Plan are available without charge to participants by contacting Mark D. Roellig, Esq., Fisher Scientific International Inc., Liberty Lane, Hampton, NH 03842.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Mark D. Roellig, Esq. has rendered an opinion on the validity of the securities being registered under the Plans pursuant to this Registration Statement. Mr. Roellig is Vice President, General Counsel and Secretary of the Company. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement. Mr. Roellig holds shares of Common Stock and options to acquire shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The following summary is qualified in its entirety by reference to the complete copy of the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation, as amended through June 20, 2005.

      Section 145 of the Delaware General Corporation Law generally provides that all directors and officers (as well as other employees and individuals) may be indemnified (must be indemnified, in the case of a successful defense) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the Delaware General Corporation Law also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

      As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Restated Certificate of Incorporation of Fisher, as amended through June 20, 2005, provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for any breach of the director's duty of loyalty to Fisher and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, and (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference:

Exhibit No.                         Description of Exhibit
-----------                         ----------------------
4.1           Specimen Certificate of Common Stock, $.01 par value per share, of the Company (incorporated by reference to the Company's Annual
              Report on Form 10-K for the year ended December 31, 1998, filed on
              March 31, 1999).

5.1 Opinion of Mark D. Roellig, Esq. regarding the legality of the securities being registered. +

23.1          Consent of Deloitte & Touche LLP.+

23.2          Consent of Mark D. Roellig, Esq. (included in Exhibit 5.1).+

24.1          Power of Attorney (included on the signature page hereto).+

99.1          Fisher Scientific International Inc. 2005 Equity and Incentive Plan
              (incorporated by reference as Exhibit A to the Company's Definitive
              Proxy Statement, filed on April 4, 2005).

+ Filed herewith

ITEM 9. UNDERTAKINGS.

(a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set froth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
      Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by
      Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement has been signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hampton, State of New Hampshire, on this 28th day of July, 2005.

                                        Fisher Scientific International Inc.

                                        By:  /s/ MARK D. ROELLIG
                                             -----------------------------------
                                             Mark D. Roellig
                                             Vice President, General Counsel
                                             and Secretary

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul M. Meister, Mark D. Roellig, and Kevin P. Clark, and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 28th day of July, 2005.

Name                         Title                       Date
----                         -----                       ----
                             Chairman of the Board,      July 28, 2005
                             Chief Executive Officer
/s/ PAUL M. MONTRONE         and Director
--------------------
Paul M. Montrone

                             Vice Chairman of the Board  July 28, 2005
/s/ PAUL M. MEISTER          and Director
-------------------
Paul M. Meister

                             Vice President and Chief    July 28, 2005
/s/ KEVIN P. CLARK           Financial Officer
------------------
Kevin P. Clark

                             Director                    July 28, 2005
/s/ ROSANNE F. COPPALA
----------------------
Rosanne F. Coppola

                             Director                    July 28, 2005
/s/ MICHAEL D. DINGMAN
-----------------------
Michael D. Dingman

                             Director                    July 28, 2005
/s/ FRANK H. JELLINEK, JR.
--------------------------
Frank H. Jellinek, Jr.

                             Director                    July 28, 2005
/s/ BRUCE L. KOEPFGEN
-----------------------
Bruce L. Koepfgen

                             Director                    July 28, 2005
/s/ SIMON B. RICH
----------------------
Simon B. Rich

                             Director                    July 28, 2005
/s/ CHARLES A. SANDERS
----------------------
Charles A. Sanders

                             Director                    July 28, 2005
/s/ SCOTT M. SPERLING
-----------------------
Scott M. Sperling

                             Director                    July 28, 2005
/s/ W. CLAYTON STEPHENS
------------------------
W. Clayton Stephens

                             Director                    July 28, 2005
/s/ RICHARD W. VIESER
----------------------
Richard W. Vieser

                                  EXHIBIT INDEX

Exhibit No.                         Description of Exhibit
-----------                         ----------------------
4.1           Specimen Certificate of Common Stock, $.01 par value per share, of the Company (incorporated by reference to the Company's Annual
              Report on Form 10-K for the year ended December 31, 1998, filed on
              March 31, 1999).

5.1 Opinion of Mark D. Roellig, Esq. regarding the legality of the securities being registered. +

23.1          Consent of Deloitte & Touche LLP.+

23.2          Consent of Mark D. Roellig, Esq. (included in Exhibit 5.1).+

24.1          Power of Attorney (included on the signature page hereto).+

99.1          Fisher Scientific International Inc. 2005 Equity and Incentive Plan
              (incorporated by reference as Exhibit A to the Company's Definitive
              Proxy Statement, filed on April 4, 2005).

+ Filed herewith